Exhibit 99.1

Orion Energy Systems, Inc. Releases Preliminary Fiscal 2012 Third Quarter Results and Determines to Change Revenue Recognition for Its Sales of Its Solar Photovoltaic Systems

No impact on cash, cash equivalents, short-term investments or overall cash flow – Impact on Revenue Relates Only to Timing of Revenue Recognition – Conference Call and Webcast for Third Quarter Fiscal 2012 Financial Results Temporarily Postponed

MANITOWOC, Wis. – February 1, 2012 (BUSINESS WIRE) Orion Energy Systems, Inc. (NYSE Amex: OESX), a leading power technology enterprise, announced today preliminary financial results for its fiscal 2012 third quarter ended December 31, 2011 and that it is changing its accounting treatment for sales of its solar photovoltaic systems. This change in accounting treatment will affect its historical financial results for the third and fourth quarters of fiscal 2011, including the fiscal 2011 year end financial statements, and the first and second quarters of fiscal 2012, as well as prospectively. Orion is working together with its independent registered public accounting firm to re-evaluate, re-audit and restate its fiscal 2011 financial statements and to complete the change in accounting treatment for the quarterly periods mentioned above, as well as for Orion’s fiscal 2012 third quarter and future periods. The Company has engaged its current independent registered public accounting firm to re-audit and restate its fiscal 2011 year end financial statements rather than its prior independent registered public accounting firm which previously audited such statements.

Orion, together with its independent registered public accounting firm, concluded that generally accepted accounting principles require that revenue be recognized from sales of its solar photovoltaic systems using the percentage-of-completion method rather than based upon multiple deliverable elements. Orion’s current method of accounting for sales of its solar photovoltaic systems requires it to recognize revenue in two stages (i) when the title to the products has been transferred and (ii) when the service installation is complete.

The percentage-of-completion method, however, recognizes revenue over the life of the project as materials are installed and are permanently attached or fitted as required by engineering designs. The percentage-of-completion method requires revenue from the delivery of products to be deferred and the cost of such products to be capitalized as a deferred cost and current asset on the balance sheet. The difference between the percentage-of-completion method and the multiple deliverable elements method is a question of timing.

Generally, this change in accounting treatment is expected to result in:

•	No impact to cash, cash equivalents, short-term investments or overall cash flow;

•

An increase in deferred contract costs and deferred revenue for the first quarter ending June 30, 2011 of the fiscal 2012 year, the third fiscal quarter ending December 31, 2010 and fourth fiscal quarter ending March 31, 2011 of the 2011 fiscal year, as well as for the fiscal 2011 year ending March 31, 2011, and a decrease in deferred contract costs and deferred revenue for the second fiscal quarter ending September 30, 2011 of the 2012 fiscal year;

•

An increase in revenue, net income and earnings per share for the second fiscal quarter ending September 30, 2011 of the 2012 fiscal year and a decrease in revenue, net income and earnings per share for the first quarter ending June 30, 2011 of the fiscal 2012 year, the third fiscal quarter ending December 31, 2010 and fourth fiscal quarter ending March 31, 2011 of the 2011 fiscal year, as well as for the fiscal 2011 year ending March 31, 2011, currently unaudited and estimated to be as follows:

	Three Months Ended
	Dec. 31, 2010 Previously Reported	As Restated	Change from Previously Reported	March 31, 2011 Previously Reported	As Restated	Change from Previously Reported
	(in millions, except per share amounts)

Total revenue	$30.0	$23.6	$(6.4)	$29.6	$25.5	$(4.1)
Net income (loss)	$0.8	$0.1	$(0.7)	$0.8	$0.4	$(0.4)
Net income (loss) per share	$0.03	$0.00	$(0.03)	$0.04	$0.02	$(0.02)

	June 30, 2011 Previously Reported	As Restated	Change from Previously Reported	Sept. 30, 2011 Previously Reported	As Restated	Change from Previously Reported
	(in millions, except per share amounts)

Total revenue	$22.8	$18.3	$(4.5)	$19.3	$33.7	$14.4
Net income (loss)	$(0.3)	$(1.1)	$(0.8)	$(0.1)	$1.8	$1.9
Net income (loss) per share	$(0.01)	$(0.05)	$(0.04)	$0.00	$0.08	$0.08

	Twelve Months Ended March 31, 2011 Previously Reported	As Restated	Change from Previously Reported
	(in millions, except per share amounts)

Total revenue	$92.4	$81.9	$(10.5)
Net income	$1.6	$0.5	$(1.1)
Net income (loss) per share	$0.07	$0.02	$(0.05)

For its fiscal 2012 third quarter ended December 31, 2011, on a preliminary and unaudited basis, Orion would have recognized $29.5 million in total revenue and $0.03 net income per share based on Orion’s current multiple deliverable elements method of accounting for sales of its solar photovoltaic systems. Using the percentage-of-completion method, however, Orion believes it would have reported, on a preliminary and unaudited basis, $27.4 million in total revenue and $0.01 net income per share. As of December 31, 2011, Orion’s backlog of orders was $50.6 million, of which $44.4 million are for sales of solar photovoltaic systems. Given the significant backlog of solar photovoltaic orders at December 31, 2011, Orion does not intend to update its revenue or earnings per share guidance with respect to its fiscal 2012 year ending March 31, 2012 until its financial restatement process has been completed.

Additional information regarding the change in accounting treatment will be included in the Form 8-K being filed by Orion with the U.S. Securities and Exchange Commission.

The foregoing financial information is unaudited and preliminary and is subject to change based upon the Company’s completion of its financial statements restatement process, as well as normal accounting period end review procedures and adjustments.

Conference Call and Webcast for Third Quarter Fiscal 2012 Financial Results Temporarily Postponed. In light of the change in accounting treatment described above, Orion has temporarily postponed its previously announced conference call and webcast for the third quarter fiscal 2012 financial results originally scheduled for Thursday, February 2, 2012. Orion will reschedule the conference call and webcast, as well as its earnings announcement, for a later date in February 2012. Orion will issue a new press release later this month announcing the rescheduled date and time for the conference call and webcast.

Orion Energy Systems, Inc. (NYSE Amex: OESX) is a leading power technology enterprise that designs, manufactures and deploys energy management systems – consisting primarily of high-performance, energy efficient lighting platforms, intelligent wireless control systems and direct renewable solar technology for commercial and industrial customers – without compromising their quantity or quality of light. For more information, visit www.oesx.com.

Safe Harbor Statement

Certain matters discussed in this press release are “forward-looking statements” intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements may generally be identified as such because the context of such statements will include words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or words of similar import. Similarly, statements that describe the Company’s financial guidance or future plans, objectives or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties that could cause results to differ materially from those expected, including, but not limited to, the following: (i) deterioration of market conditions, including customer capital expenditure budgets; (ii) our ability to compete and execute our growth strategy in a highly competitive market and our ability to respond successfully to market competition; (iii) increasing duration of customer sales cycles; (iv) the market acceptance of our products and services, including increasing customer preference to purchase our products through our Orion Throughput Agreements, or OTAs, rather than through cash purchases; (v) our ability to effectively manage the credit risk associated with our increasing reliance on OTA contracts; (vi) price fluctuations, shortages or interruptions of component supplies and raw materials used to manufacture our products; (vii) loss of one or more key employees, customers or suppliers, including key contacts at such customers; (viii) our ability to effectively manage our product inventory to provide our products to customers on a timely basis; (ix) the increasing relative volume of our product sales through our wholesale channel; (x) a reduction in the price of electricity; (xi) the cost to comply with, and the effects of, any current and future government regulations, laws and policies; (xii) increased competition from government subsidies and utility incentive programs; (xiii) dependence on customers’ capital budgets for sales of products and services; (xiv) our development of, and participation in, new product and technology offerings or applications; the availability of additional debt financing and/or equity capital; (xv) legal proceedings; and (xvi) potential warranty claims. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are made only as of the date of this press release and Orion undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. More detailed information about factors that may affect our performance may be found in our filings with the Securities and Exchange Commission, which are available at http://www.sec.gov or at http://www.oesx.com in the Investor Relations section of our Web site.

Orion Energy Systems, Inc.

Investor Relations Contact:

Scott Jensen Chief Financial Officer

(920) 892-5454

sjensen@oesx.com

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